                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /


Check the appropriate box:

/ /  Preliminary Proxy Statement     / / Confidential, for Use of the Commission
                                         Only (as Permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                      Beringer Wine Estate Holdings, Inc.
              --------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                         [BERINGER WINE ESTATES LOGO]

                     BERINGER WINE ESTATES HOLDINGS, INC.
                               610 Airpark Road
                                Napa, CA 94558

                          --------------------------

                           NOTICE OF ANNUAL MEETING

                          --------------------------

Dear Beringer Wine Estates Holdings, Inc. Shareholders:

   On Thursday, November 4, 1999, Beringer Wine Estates Holdings, Inc. will hold its Annual Meeting of Shareholders at the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California. The meeting will begin at 9:00 a.m.

   Only shareholders that own stock at the close of business on September 30, 1999 can vote at this meeting. At the meeting we will:

    1. Elect a Board of Directors;

    2. Approve the appointment of our independent auditors for fiscal year
       2000;

    3. Attend to any other business properly brought before the meeting.

   YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

                                          By Order of the Board of Directors,
                                          /s/ Douglas W. Roberts
                                          Douglas W. Roberts
                                          Vice President, General Counsel and
                                           Secretary

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Questions and Answers......................................................   3
Proposals You May Vote On..................................................   6
Nominees for the Board of Directors........................................   7
Statement of Corporate Governance..........................................   9
Board Committee Membership Roster..........................................  10
Directors' Compensation....................................................  10
Stock Ownership Guidelines.................................................  10
Holders of 5% or more and Directors' and Officers' Ownership of
 Beringer Wine Estates Holdings, Inc. Stock................................  11
Executive Compensation: Report of the Compensation Committee...............  11
Summary Compensation Table.................................................  14
Option Grants in Fiscal 1999 Table.........................................  15
Aggregate Option Exercises and Year-End Values Table.......................  16
Stock Performance Graph....................................................  17
Directors' and Officers' Indemnification...................................  17
Section 16(a) Beneficial Ownership Reporting Compliance....................  18

                             QUESTIONS AND ANSWERS

-------------------------------------------------------------------------------
  1. Q:  WHO IS SOLICITING MY VOTE?


     A:  This proxy solicitation is being made and paid for by Beringer Wine
         Estates.
-------------------------------------------------------------------------------
  2. Q:  WHEN WAS THIS PROXY STATEMENT MAILED TO SHAREHOLDERS?


     A:  This proxy statement was first mailed to shareholders on or about
         October 4, 1999.
-------------------------------------------------------------------------------
  3. Q:  WHAT MAY I VOTE ON?


     A:  (1) The election of nominees to serve on our Board of Directors; AND


         (2) The approval of the appointment of our independent auditors for fiscal year 2000.
-------------------------------------------------------------------------------
  4. Q:  HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?


     A:  The Board recommends a vote FOR each of the nominees. The Board recommends a vote FOR the appointment of PricewaterhouseCoopers LLP as independent accountants for fiscal year 2000.
-------------------------------------------------------------------------------
  5. Q:  WHO IS ENTITLED TO VOTE?


     A:  Shareholders as of the close of business on September 30, 1999 (the
         Record Date) are entitled to vote at the Annual Meeting.
-------------------------------------------------------------------------------
  6. Q:  HOW DO I VOTE?


     A:  Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals. You have the right to revoke your proxy at any time before the meeting by:

         (1) notifying the Corporate Secretary, Douglas W. Roberts, at the address shown above;


         (2) voting in person; OR


         (3) returning a later-dated proxy card.
-------------------------------------------------------------------------------
  7. Q:  WHO WILL COUNT THE VOTE?


     A:  Representatives of our transfer agent, EquiServe, will count the votes.
-------------------------------------------------------------------------------
  8. Q:  IS MY VOTE CONFIDENTIAL?


     A:  Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to EquiServe, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit EquiServe to tabulate and certify the vote; and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.
-------------------------------------------------------------------------------
  9. Q:  HOW MANY SHARES CAN VOTE?


     A:  As of June 30, 1999, 1,312,326 shares of Class A Common Stock and
         18,242,071 shares of Class B Common Stock were issued and outstanding.
         Every shareholder of Class A Common Stock is entitled to twenty (20)
         votes for each share held. Every shareholder of Class B Common Stock is entitled to one (1) vote for each share held. In summary, there were a total of 44,488,591eligible votes as of June 30, 1999.
-------------------------------------------------------------------------------

 10. Q:  WHAT IS A "QUORUM"?


     A:  A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. A proposal must receive more than 50% of the shares voting to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. An abstention has the same effect as a vote AGAINST a proposal. A WITHHELD vote will be counted for quorum purposes. However, a WITHHELD vote is not deemed present for purposes of determining whether shareholder approval has been obtained.
-------------------------------------------------------------------------------
 11. Q:  WHO CAN ATTEND THE ANNUAL MEETING AND HOW DO I GET A TICKET?


     A:  All shareholders on September 30, 1999 can attend. You may check the box on you proxy card or, if your shares are held through a broker and you'd like to attend, please write to Douglas W. Roberts, Secretary at
         Beringer Wine Estates Holdings, Inc., 610 Airpark Road, P.O. Box 4500,
         Napa, CA 94558. Include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will send you a ticket.
-------------------------------------------------------------------------------
 12. Q:  WILL THE ANNUAL MEETING INCLUDE A SHAREHOLDERS' WINE TASTING EVENT?


     A:  No, this year's Annual Meeting will NOT include a shareholders' wine tasting event. Instead, we are planning a Gala Shareholders' Event for
         May 19, 2000 at Chateau Souverain in the Alexander Valley of Sonoma
         County. This Event will be an opportunity for shareholders to sample our excellent products.
-------------------------------------------------------------------------------
 13. Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?


     A:  We do not know of any business to be considered at the 1999 Annual
         Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Peter F. Scott, our Chief Financial and
         Administrative Officer, and Douglas W. Roberts, our Secretary, to vote on such matters at their discretion.
-------------------------------------------------------------------------------
 14. Q:  WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?


     A:  As of June 30, 1999, Texas Pacific Group and its related entities owned 1,259,902 shares of Class A Common Stock (56.6% of the voting shares) and 8,861,493 shares of Class B Common Stock (19.9% of the voting shares). These combine for a total of 76.5% of the voting shares.
-------------------------------------------------------------------------------
 15. Q:  WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING DUE?


     A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Douglas W.
         Roberts, Secretary, Beringer Wine Estates Holdings, Inc., 610 Airpark
         Road, P.O. Box 4500, Napa, CA 94558 prior to June 2, 2000. All other shareholder proposals must be received by Mr. Roberts by August 20, 2000.

         Additionally, the proxy for next year's annual meeting will confer discretionary authority to vote on any shareholder proposal that we do not know about before August 20, 2000.
-------------------------------------------------------------------------------

 16. Q:  CAN A SHAREHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF THE COMPANY?


     A: As a shareholder, you may recommend any person as a nominee for director by writing to the Nominating Committee of the Board of Directors, c/o Beringer Wine Estates Holdings, Inc., 610 Airpark Road,
         P.O. Box 4500, Napa, CA 94558. Recommendations must be received between July 20, 2000 and August 20, 2000 for the 2000 Annual Meeting.
         They must be accompanied by the name, residence and business address of the nominating shareholder. They must include a representation that the shareholder is a record holder of the stock or holds the stock through a broker. They must state the number and class of shares held.
         The recommendations must include a representation that the shareholder intends to appear in person or by proxy at the meeting of the shareholders to nominate the individual(s) if the nominations are to be made at a shareholder meeting. They must include information regarding each nominee that would be required to be included in a proxy statement. They must also include a description of any arrangement or understanding between and among the shareholder and each and every nominee. Finally, the recommendations must include the written consent of each nominee to serve as a director, if elected.

                           PROPOSALS YOU MAY VOTE ON

1. ELECTION OF DIRECTORS

  There are 11 nominees for election this year. All directors are elected annually, and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

  YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

2. APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

  The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2000 (July 1, 1999 until June 30, 2000) subject to your approval. PricewaterhouseCoopers LLP has served as our independent auditors since 1996. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

  Audit services provided by PricewaterhouseCoopers LLP during fiscal 1999 included an audit of our consolidated financial statements. They also included an audit of the financial statements of our employee benefit plan. They reviewed our Annual Report and certain other filings with the SEC and certain other governmental agencies. PricewaterhouseCoopers LLP also provided various non-audit services to us during fiscal 1999.

  A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting if he or she wishes. He or she will also respond to appropriate questions.

  YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR FISCAL 2000.

                      NOMINEES FOR THE BOARD OF DIRECTORS

Walter T. Klenz                                     Director since January 1996
Age 54

Mr. Klenz became Chairman of the Board in August 1997. Mr. Klenz joined Beringer Wine Estates in 1976 as director of marketing for the Beringer brand, and has served as its President and Chief Executive Officer since 1990. From 1984 until 1990, he served as Senior Vice President, Finance/Operations. He currently also serves on the Boards of Directors of America West Holdings Corporation, and its subsidiaries, America West Airlines, Inc. and The Leisure Company.

Richard L. Adams                                    Director since January 1996
Age 48

Mr. Adams is partner of the law firm Worsham, Forsythe & Wooldridge, L.L.P. He has been employed by that firm since 1978.

David Bonderman                                     Director since January 1996
Age 56

Mr. Bonderman is a principal of Texas Pacific Group, a partnership he co-founded in 1992. He currently serves on the Boards of Directors of Continental Airlines, Inc.; Realty Information Group; Denbury Resources, Inc.; Bell & Howell Company; Virgin Cinemas Limited; Ducati Motor Holdings, S.p.A.; GPA/Aerfi; J. Crew Group, Inc.; Oxford Health Plans, Inc.; Rynair, Ltd. and Washington Mutual, Inc.

Randy Christofferson                                Director since January 1996
Age 42

Mr. Christofferson is Chief Executive Officer of Walker Digital since 1999. He served as President of First USA Bank from 1995 until 1999, and from 1990 to 1995 held various positions in the travel and related service business of American Express. He currently serves on the Board of Directors of Walker Digital and Monogram Credit Card Services.

James G. Coulter                                    Director since January 1996
Age 39

Mr. Coulter served as Co-Chairman of the Board from January 1996 to August 1997. Mr. Coulter is a principal of Texas Pacific Group, a partnership he co-founded in 1992. Mr. Coulter currently serves on the Boards of Directors of J. Crew Group, Inc.; Oxford Health Plans, Inc.; Virgin Entertainment Group, Ltd.; Northwest Airlines Corporation; Genesis Eldercare, Inc.; and Globespan, Inc.

Timm F. Crull                                       Director since January 1996
Age 68

Mr. Crull was Chairman of the Board of Nestle USA from 1991 to 1994, and is currently a member of the Boards of Directors of BankAmerica Corporation; Hallmark Cards; and Smart & Final Inc.

William A. Franke                                   Director since January 1996
Age 62

Mr. Franke has been Chairman, President and Chief Executive Officer of America West Holdings Corporation and since 1992 has been Chairman of the Board of its principal subsidiary, America West Airlines, Inc. He served as America West's Chief Executive Officer from 1993 to 1997, and resumed these duties in 1999. Mr. Franke is the owner and president of Franke & Company, Inc., a financial advisory firm, and a managing partner of

Newbridge Latin America, L.P., a private equity investment fund. He is also a director of Central Newspapers, Inc., publisher of the Phoenix and Indianapolis morning newspapers, Phelps Dodge Corporation, a major mining and manufacturing company, and AerFi Group, plc., an entity involved in aircraft financing and leasing.

E. Michael Moone                                    Director since January 1996
Age 59

Mr. Moone has been Chairman of Napa Valley Kitchens in St. Helena, California, Chairman of Luna Vineyards in Napa, California and Chairman and a managing partner of Silverado Equity Partners, L.P. ("Silverado Partners") since 1995. From 1990 to 1992, Mr. Moone served as President and Chief Executive Officer of Stouffer Foods Corporation, where he also served as President of Nestle Frozen Food Company. He is currently a member of the Board of Directors of Ruiz Mexican Foods, Inc.

William S. Price III                                Director since January 1996
Age 43

Mr. Price served as Co-Chairman of the Board from January 1996 to August 1997. Mr. Price is a principal of Texas Pacific Group, a partnership he co-founded in 1992. Mr. Price currently serves on the Boards of Directors of Aerfi; Continental Airlines, Inc.; Belden & Blake Corporation; Del Monte Holdings; Denbury Resources, Inc.; Punch plc.; Favorite Brands, Inc.; Zilog, Inc.; and Vivra Specialty Partners, Inc. Mr. Price is also an officer of Newbridge Investment Partners.

Jesse Rogers                                        Director since January 1996
Age 42

Mr. Rogers has been an officer of Bain & Company, Inc., an international strategic consulting firm, since 1989, where he currently serves as a director. He is currently a member of the Boards of Directors of Bain & Company, Inc.; Ruiz Food Products, Inc. and the United Way of the Bay Area.

George A. Vare                                      Director since January 1996
Age 62

Mr. Vare has been President of Luna Vineyards and a managing partner of Silverado Partners since 1995. From 1991 to 1994, Mr. Vare was President and Chief Executive Officer of the Henry Wine Group, then the fourth largest California wine wholesaler.

                       STATEMENT OF CORPORATE GOVERNANCE

   Beringer Wine Estates' business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to Beringer Wine Estates' senior management team.

   Our Board usually meets four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held four meetings in fiscal 1999. The CEO in consultation with the Executive Committee usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings. The CEO, CFO and other members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board's discussion of these presentations. Significant matters that require Board approval are voted on at the meetings.

   Each year the independent, outside directors meet in executive session, where the CEO is not present, to review the evaluation and recommendations made by the Compensation Committee regarding the CEO. The Chairman of the Executive Committee chairs these executive sessions. Whenever the CEO is also the Chairman of the Board, the Chairman of the Executive Committee must be an independent, outside director.

   Board members have complete access to senior management. They may also seek independent, outside advice.

   Committee Structure. The Board considers all major decisions. The Board has established four standing committees so that certain areas can be addressed in more depth than may be possible at a full Board meeting. Each committee is chaired by an independent, outside director.

  Executive Committee. This committee exercises the authority of the Board during intervals between Board meetings. This committee held four meetings in fiscal 1999.

  Audit Committee. This committee assures the credibility of our financial reporting by providing oversight of our financial reporting process and our internal controls. The Audit Committee operates pursuant to a charter approved by the Board of Directors. The Audit Committee reports on its activities to the Board. This committee held one meeting in fiscal 1999.

  Compensation Committee. This committee reviews the compensation of the CEO and senior management, as well as our general employee compensation and benefits policies and practices. They approve the goals for our incentive plans and they monitor results against those goals. This committee held three meetings in fiscal 1999.

  Nominating Committee. This committee identifies individuals with the experience, judgment and skills to become Board members. It recommends to the Board and our shareholders the slate of directors for nomination and election each year. This committee did not formally meet in fiscal 1999.

                       BOARD COMMITTEE MEMBERSHIP ROSTER
                             (as of June 30, 1999)

     Name                                Executive Audit Compensation Nominating
     ----                                --------- ----- ------------ ----------
     Richard L. Adams...................              X
     David Bonderman....................                                   X
     Randy Christofferson...............              X
     James G. Coulter...................      X*               X*          X*
     Timm F. Crull......................                       X
     William A. Franke..................                       X
     Walter T. Klenz....................      X
     E. Michael Moone...................      X                X           X
     William S. Price III...............      X
     Jesse Rogers.......................                       X
     George A. Vare.....................              X*

    --------
    * denotes Chairman of the committee.

                            DIRECTORS' COMPENSATION

   Each director (except Walter T. Klenz, who is an employee) receives $2,500 for each Board meeting attended. Directors may elect to receive this compensation in cash, in shares of our Class B Common Stock or 50% in cash and 50% in stock. All eligible directors currently elect to receive all the Board meeting compensation in stock. The stock is valued at its closing price on the day of the Board meeting. Board members are also paid $1,000 for each committee meeting they attend. Board members are reimbursed for travel expenses to the meetings. They also each receive ten cases of our wines each year. Employee directors are not eligible for any additional compensation for service on the Board or its committees.

                          STOCK OWNERSHIP GUIDELINES

   The Board has adopted stock ownership guidelines for directors. Directors are expected to have an ownership interest equal to at least five times their annual compensation for attendance at Board meetings in our stock within five years of joining the Board. This ownership interest may include stock held in family trusts and stock held by partnerships in which the director is a general partner. Each Board member currently exceeds these guidelines.

   HOLDERS OF 5% OR MORE OF BERINGER WINE ESTATES' STOCK AND DIRECTORS' AND
              OFFICERS' OWNERSHIP OF BERINGER WINE ESTATES' STOCK

   The following table shows how much stock each of our directors and named executive officers owned as of June 30, 1999 and also how much stock was reportedly owned by entities owning 5% or more of our Class B Common Stock as of June 30, 1999. This table includes both Class A and Class B Common Stock. The table also includes vested option shares (as of June 30, 1999) that are exercisable within 60 days. Shares held in family trusts or held in partnerships where the director or officer is a general partner or exercises voting control are included in the table.

                                                    Shares of       Percent of
                                                   Common Stock    Common Stock
Name                                            Beneficially Owned    Owned
----                                            ------------------ ------------
Walter T. Klenz...............................         144,877           **
Robert E. Steinhauer..........................          73,150           **
Edward B. Sbragia.............................          73,150           **
Peter F. Scott................................          37,594           **
Douglas W. Roberts............................          32,323           **
Richard L. Adams..............................           5,604           **
David Bonderman...............................     *10,121,395        51.76%
Randy Christofferson..........................           2,891           **
James G. Coulter..............................     *10,121,395        51.76%
Timm F. Crull.................................         159,140           **
William A. Franke.............................           2,891           **
E. Michael Moone..............................         595,726         3.05%
William S. Price III..........................     *10,121,395        51.76%
Jesse Rogers..................................          24,791           **
George A. Vare................................         262,078         1.34%
Texas Pacific Group and its related entities..      10,121,395        51.76%
All directors and executive officers as a
 group including those named above............      11,706,874        59.87%
Wellington Management Company, LL.............       1,083,200         5.54%
Capital Research & Management.................       1,073,000         5.49%

--------
  * denotes stock owned by TPG Partners L.P. and four of its related limited partnerships ("TPG"). Mr. Bonderman, Mr. Coulter and Mr. Price are general partners of TPG Advisors, Inc., which has voting and investment power over shares owned by TPG. Each of them disclaims their beneficial ownership except to the extent of their respective proportionate interest in each entity. Texas Pacific Group maintains an office at 201 Main Street, Suite 2420, Fort Worth, Texas 76102.

** owns less than 1%.

         EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE

   Compensation Philosophy. The Compensation Committee of the Board of Directors has instituted a management compensation plan that:

   Provides a competitive level of total compensation in order to attract and retain the best managers;

   Links compensation to performance. Compensation is comprised of a balance of rewards for both short-term and long-term results;

   Encourages long-term commitment to Beringer Wine Estates;

   Encourages the strong financial and operational performance of Beringer Wine Estates; and

   Recognizes both individual and team performance.

   Compensation Methodology. Each year the Compensation Committee reviews market data and assesses Beringer Wine Estates' competitive position in each component of executive compensation. These components are base salary, annual bonus and long-term incentive compensation. Executive compensation surveys compiled by independent consultants are purchased to assist in this benchmarking process. Similar survey results are also obtained through participation in selected surveys. This information is supplemented with general compensation information that is available from the business press. Decisions are also based on factors such as individual performance, the level of responsibility or the unique skills or experience of the executive.

   Components of Compensation.

  . Base Salary. The annual base salary is designed to compensate executives for their sustained performance and level of responsibility. Base salary is based on individual performance and the executive's grade level. The Committee approves all salary increases for executive officers.

  . Annual Bonus. The annual bonus is given in order to promote the achievement of Beringer Wine Estates' performance objectives. We set performance criteria that must be met before any payments are made. The system is to fix a percentage of base salary as the guideline annual incentive. These range from 30% to 67% of base salary. Payments may range from 0 to 150% of the guideline incentive, depending on the pre-tax operating income achievement. Special bonus payments may also be approved by the Committee.

  . Long-Term Incentive Compensation. The CEO recommends to the Committee the number of option shares, if any, to be granted to each executive. These recommendations are based on:

      The executive's ability to impact the financial and operational performance of Beringer Wine Estates;

      The executive's past performance; and

      The CEO's expectation of the executive's future performance and contributions.

    The CEO also recommends the vesting schedule and exercise price of the options. In fiscal 1999 the options granted to each senior manager had an exercise price of 116% of the fair market value on the date of grant. These options vest in the fifth year following the date they were granted. These rewards were directly tied to increasing shareholder value. The Committee approves all option grants for executive officers and the guidelines to be used for option grants for other senior management and employees. In fiscal 1999, options were granted to all full-time, regular employees of Beringer Wine Estates.

   Compensation of the Chief Executive Officer. The Committee meets annually to evaluate the performance of the CEO. Based on this evaluation, the Committee may recommend for approval a salary increase, annual bonus and long-term incentive awards, if any, at an executive session of the Board. Only independent, outside directors participate in these executive sessions. The CEO's compensation reflects a higher degree of policy and decision-making authority and a higher level of responsibility with respect to strategic direction of Beringer Wine Estates and its financial and operating results. It also reflects the CEO's long term commitment and contributions to the success of Beringer Wine Estates.

   In June 1998 the Board, in executive session, approved an 8.57% base salary increase for Mr. Klenz for fiscal 1999. Based on Beringer Wine Estates' financial performance in fiscal 1998, as well Mr. Klenz's contributions to the successful initial public offering of Beringer Wine Estates, Mr. Klenz received an annual bonus of $462,500. The Board also approved an option grant of 45,000 shares of Class B Common Stock. These options were granted at 116% of the then fair market value of $37.40 per share, or $43.39 per share. This option grant vests on September 15, 2003.

   Compensation Committee Interlocks and Insider Participation. William A. Franke, Chairman and CEO of America West Holdings Corporation, and Chairman of its subsidiaries America West Airlines, Inc. and The Leisure Company, is a member of the Compensation Committee. Walter T. Klenz, Chairman and CEO of

Beringer Wine Estates Holdings, Inc. was elected to the Boards of Directors of America West Holdings Corporation, America West Airlines, Inc. and The Leisure Company in April 1998. Mr. Klenz currently serves as a member of the compensation committees of America West Holdings Corporation and America West Airlines, Inc. and also as the chairman of the compensation committee of The Leisure Company.

   Rutherford Quarry Vineyard, which is owned by a family trust for which Timm Crull is a trustee, has a long-term crop share agreement with Beringer Wine Estates. During fiscal 1999 the trust was paid approximately $30,000 under this agreement

   William S. Price III controls Sand Hill L.L.C. This company operates Durrell Vineyards, a well-established and renowned vineyard in the Carneros and Sonoma Valley appellations of Sonoma County, California. In fiscal 1998 Mr. Price's company entered into a multi-year agreement with Beringer Wine Estates to supply grapes from Durrell Vineyards. During fiscal 1999 this company was paid approximately $143,000 for these grapes.

   We entered into a warehouse lease agreement in December 1990 with a partnership in which E. Michael Moone and Walter T. Klenz hold interests. We paid this partnership rent expense payments of $964,000 in fiscal 1999 and we expect to pay the same amount in fiscal 2000.

   We purchase gourmet food products for resale at our hospitality facilities from Napa Valley Kitchens. Mr. Moone is Chairman of the Board of Napa Valley Kitchens. In fiscal 1999 we purchased approximately $39,500 worth of food products from Napa Valley Kitchens.

   We made loans to Walter T. Klenz and Edward G. Sbragia in 1996 to purchase our common and preferred stock. These loans bear interest at the prime rate and are secured by 21,124 and 12,342 shares, respectively, of common stock. The principal balances of these loans at June 30, 1999 were approximately $106,000 and $58,000, respectively. These loans are due and payable in 2006.

   Submitted by the Compensation Committee of the Board of Directors:

  James G. Coulter, Chairman
  Timm F. Crull
  William A Franke
  E. Michael Moone
  Jesse Rogers

                          SUMMARY COMPENSATION TABLE

                                                        Long-Term Compensation
                                                    ------------------------------
                               Annual Compensation          Awards         Payouts
                              --------------------- ---------------------- -------
                                Base                Restricted Securities   LTIP    All Other
Name and Principal             Salary   Bonus         Stock    Underlying  Payouts Compensation
Position                 Year   ($)     ($)(2)  (3) Awards ($) Options ($)   ($)      ($)(1)
------------------       ----  ------  -------- --- ---------- ----------- ------- ------------
Walter T. Klenz......... 1999 $380,000 $462,500          0       45,000        0     $ 28,128
 President, Chief        1998 $350,000 $ 97,500          0       68,000        0     $ 26,113
 Executive Officer and   1997 $287,500 $255,000          0            0        0     $474,275
 Chairman of the Board
 of Directors
Peter F. Scott.......... 1999 $235,833 $217,000          0       12,000        0     $ 19,116
 Senior Vice-President-- 1998 $225,000 $ 20,000          0       24,000        0     $ 10,782
 Finance & Operations,   1997 $ 68,750 $ 20,000          0       90,000        0     $    458
 Chief Financial Officer
 (4)
Edward B. Sbragia....... 1999 $240,000 $115,000          0       12,000        0     $ 16,275
 Senior Vice-President   1998 $225,000 $ 34,650          0       24,000        0     $ 15,946
 and Winemaster          1997 $156,666 $103,210          0            0        0     $258,181
Robert E. Steinhauer.... 1999 $212,000 $103,000          0       12,000        0     $ 11,360
 Senior Vice-President-- 1998 $200,000 $ 31,500          0       24,000        0     $ 14,195
 Vineyard Operations     1997 $147,000 $ 92,576          0            0        0     $281,187
Douglas W. Roberts...... 1999 $136,350 $119,300          0        8,000        0     $  9,560
 Vice-President, General 1998 $130,313 $ 30,000          0       16,000        0     $  9,606
 Counsel and Secretary   1997 $ 99,583 $ 50,000          0       30,000        0     $ 80,063

--------
(1) These amounts represent matching contributions made by Beringer Wine Estates under its 401-K, Executive Savings Plan, Executive Deferred Compensation Plans plus the Basic and Special Contributions to the 401-K Plan. In fiscal 1997 the former owner of Beringer Wine Estates paid to Mr. Klenz, Mr. Steinhauer, Mr. Sbragia and Mr. Roberts a stay bonus of $458,000, $274,000, $250,000 and $ 77,000, respectively. The stay bonus was paid pursuant to agreements that required the individuals to continue their employment with Beringer Wine Estates until September 1996.

(2) The bonus paid in fiscal 1998 was for the six month period beginning January 1, 1997 and ending June 30, 1997. The period was changed in connection with the change from a calendar year to a fiscal year ending June 30. This does not include Mr. Carter's bonus, which is paid twice a year based on sales results.

(3) The "Other Annual Compensation" column was omitted since this compensation did not exceed the lesser of $50,000 or 10% of the total of any named executive officer's salary and bonus.

(4) Mr. Scott joined Beringer Wine Estates in June 1997.

   The following table presents additional information concerning the option awards shown in the Summary Compensation Table for fiscal year 1999. These options to purchase Class B Common Stock were granted to the Named Executive Officers under the 1996 Stock Option Plan.

                          OPTION GRANTS IN FISCAL 1999

                                       Individual Grants                Potential Realizable
                         ----------------------------------------------       Value at
                           Securities                                   Assumed Annual Rates
                           Underlying                                      of Stock Price
                            Options     Percent of                        Appreciation for
                          Granted (2)     Total                           Option Terms (1)
                         --------------  Options                        ---------------------
                                        Granted to Exercise                 5%        10%
                                        Employees   or Base               Stock      Stock
                                        in Fiscal    Price   Expiration   Price      Price
Name                      Date   Number    Year    ($/share)    Date      $70.68    $112.54
----                     ------- ------ ---------- --------- ---------- ---------- ----------
Walter T. Klenz......... 9/15/98 45,000  11.6792    $43.39    9/15/08   $3,180,600 $5,064,300
 President, Chief
 Executive Officer and
 Chairman of the Board
 of Directors
Peter F. Scott.......... 9/15/98 12,000   3.1145    $43.39    9/15/08   $  848,160 $1,350,480
 Senior Vice-President--
 Finance & Operations,
 Chief Financial Officer
Edward B. Sbragia....... 9/15/98 12,000   3.1145    $43.39    9/15/08   $  848,160 $1,350,480
 Senior Vice-President
 and Winemaster
Robert E. Steinhauer.... 9/15/98 12,000   3.1134    $43.39    9/15/08   $  848,160 $1,350,480
 Senior Vice-President--
 Vineyard Operations
Douglas W. Roberts...... 9/15/98  8,000   2.0763    $43.39    9/15/08   $  347,120 $  900,320
 Vice-President, General
 Counsel and Secretary

--------
(1) These dollar amounts are not intended to forecast future appreciation of the common stock price. Executives will not benefit unless the common stock price increases above the stock options exercise price. Any gain to the executives resulting from common stock appreciation would benefit all shareholders of the common stock. The additional value realized by all shareholders of Beringer Wine Estates common stock as a group, based on these assumed appreciation levels is as follows:

                                          Additional
                 Appreciation Level         Value
                 ------------------     --------------
                    5%................. $  650,770,332
                   10%................. $1,469,317,391

(2) The option grants to the Named Executive Officers were made at the fair market value plus 16%. These options are exercisable on the fifth anniversary of the grant.

                AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

   The following table shows information for the Named Executive Officers, concerning:

    (i) exercises of stock options during 1999; and

     (ii) the amount and values of unexercised stock options as of June 30, 1999.

         Aggregated Option Exercises in 1999 and Year-End Option Values

                          Number of                   Number of Securities       Value of Unexercised
                          Securities                   Underlying Options            In-the-Money
                          Underlying                       Granted (#)         Options at Year-End ($)
                            Options       Value     ------------------------- --------------------------
Name                     Exercised (#) Realized ($) Exercisable Unexercisable Exercisable Unexerciseable
----                     ------------  ------------ ----------- ------------- ----------- --------------
Walter T. Klenz.........       0          $0.00       82,460       153,808    $3,445,179    $6,426,098
 President, Chief
 Executive Officer and
 Chairman of the Board
 of Directors
Peter F. Scott..........       0          $0.00       36,332        89,668    $1,517,950    $3,746,329
 Senior Vice-President--
 Finance & Operations,
 Chief Financial Officer
Edward B. Sbragia.......       0          $0.00       40,002        61,372    $1,671,284    $2,564,122
 Senior Vice-President
 and Winemaster
Robert E. Steinhauer....       0          $0.00       40,002        61,372    $1,671,284    $2,564,122
 Senior Vice-President--
 Vineyard Operations
Douglas W. Roberts......       0          $0.00       22,000        32,000    $  919,160    $1,336,960
 Vice-President, General
 Counsel and Secretary

                            STOCK PERFORMANCE GRAPH

   The following graph was prepared by Research Data Group, Inc. It shows how an initial investment of $100 in Beringer Wine Estates' stock would have compared to an equal investment in the S&P 500 Index or in an index of peer group companies. We selected Brown Forman Corporation, Canandaigua Brands, Chalone Wine Group LTD, R.H. Phillips Inc. and Robert Mondavi Corporation as our peer group. The graph compares the total cumulative return and assumes all dividends, if any, were reinvested.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                  AMONG BERINGER WINE ESTATES HOLDINGS, INC.
                         PEER GROUP AND S&P 500 INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             BERINGER WINE
                             ESTATES                        S&P
CUMULATIVE TOTAL RETURN      HOLDINGS, INC.    PEER GROUP   500 INDEX
-----------------------      --------------    ----------   ---------
10/29/1997                   $100.00           $100.00      $100.00
6/1998                       $136.00           $108.00      $125.00
6/1999                       $129.00           $115.00      $153.00

                   DIRECTORS' AND OFFICERS' INDEMNIFICATION

   Our bylaws require that we indemnify our directors and officers, to the extent permitted under Delaware law. They are indemnified against any costs, expenses (including legal fees) and other liabilities in connection with their service to Beringer Wine Estates. We have purchased liability insurance to insure against these liabilities. We have also entered into indemnification agreements with each of our directors and executive officers. The insurance and indemnification agreements supplement the provisions of our Certificate of Incorporation that eliminate the potential liability of directors and officers to Beringer Wine Estates or its shareholders in situations, as permitted by law.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   We believe that during fiscal 1999, all SEC filings of directors, officers and ten percent shareholders complied with the requirements of Section 16 of the Securities Exchange Act. This belief is based on our review of forms filed, or written notice that no forms were required.

                                          By Order of the Board of Directors,
                                          /s/ Douglas W. Roberts
                                          Douglas W. Roberts
                                          Vice President, General Counsel and
                                           Secretary

Napa, California
September 30, 1999

BWE818                                                      DETACH HERE


                                                               PROXY

                                               BERINGER WINE ESTATES HOLDINGS, INC.

                                    This Proxy is solicited on behalf of the Board of Directors

                                         ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 4, 1999

The undersigned shareholder of Beringer Wine Estates Holdings, Inc. hereby appoints Peter F. Scott and Douglas W. Roberts or each of them attorneys and proxies, with full power of substitution, to represent the undersigned and vote all of the shares of Beringer
Wine Estates Holdings, Inc.'s Common Stock, of which the undersigned is entitled to vote at the Annual Meeting of Shareholders, on
November 4, 1999, at 9:00 A.M. (local time) or any adjournment(s) thereof.

                                            THIS PROXY IS CONTINUED ON THE REVERSE SIDE

                                          PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY
                                               IN THE ENCLOSED POSTAGE-PAID ENVELOPE

------------------                                                                                              ------------------
    SEE REVERSE                             CONTINUED AND TO BE SIGNED ON REVERSE SIDE                             SEE REVERSE
       SIDE                                                                                                           SIDE
------------------                                                                                              ------------------


BWE818                                                      DETACH HERE


    Please mark
[X] votes as in
    this example.

    The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR ALL" NOMINEES IN ITEM 1 and "FOR" item 2.

    1. Election of the following nominees as Directors:
                                                                                                     FOR     AGAINST     ABSTAIN
       Nominees: Richard L. Adams, David Bonderman,
       Randy Christofferson, James G. Coulter, Timm F.             2. Ratification of Independent    [ ]       [ ]         [ ]
       Crull, William A. Franke, Walter T. Klenz,                     Public Accountants.
       (Chairman), E. Michael Moone, William S. Price III,
       Jesse Rogers and George A. Vare.

           FOR                            WITHHELD                 The undersigned hereby authorizes the proxies, in their
           ALL   [ ]                [ ]   FROM ALL                 discretion, to vote on any other business as may properly be
        NOMINEES                          NOMINEES                 brought before the meeting or any adjournment thereof.

                                                                   MARK HERE IF YOU WOULD LIKE TO ATTEND THE ANNUAL
                                                                   MEETING OF SHAREHOLDERS                               [ ]
    [ ]
       ----------------------------------------------              Name:                            Phone:
       To withhold authority to vote for any individual                 --------------------------        --------------------
       nominee, write that nominee's name on the line              Address:
       provided above.                                                     ---------------------------------------------------
                                                                           ---------------------------------------------------

                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]


                                                                   Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign in full corporate name, by duly authorized officer.



Signature:                                  Date:                 Signature:                                  Date:
           --------------------------------       ------------               --------------------------------       ------------